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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                              HISTORICAL
                                            ----------------------------------------------------------------------------------
                                                                     COGEN TECH
                                                    COMPANY            GROUP     COMPANY           COGEN TECH GROUP
                                            ------------------------ ----------- ----------- ---------------------------------
                                                        PERIOD FROM             PERIOD FROM
                                            SIX MONTHS  FEBRUARY 4,   PERIOD    FEBRUARY 4,
                                              ENDED      1999 TO      ENDED      1999 TO        YEAR ENDED DECEMBER 31,
                                             JUNE 30,    JUNE 30,   FEBRUARY 3, DECEMBER 31, ---------------------------------
                                               2000        1999        1999        1999       1998     1997     1996     1995
                                            ----------  ----------- ----------- -----------  ------   ------   ------   ------
INCOME FOR FIXED CHARGE COVERAGE
    Income (Loss) Before Tax                  $(18.2)     $(14.2)     $(55.9)    $(29.0)     $ 84.4   $ 76.2   $ 77.4   $ 83.3
                                              ------      ------      ------     ------      ------   ------   ------   ------
    Income for Fixed Charge Coverage          $(18.2)     $(14.2)     $(55.9)    $(29.0)     $ 84.4   $ 76.2   $ 77.4   $ 83.3
                                              ======      ======      ======     ======      ======   ======   ======   ======
FIXED CHARGES
    Group Interest Expense                    $ 46.3      $ 43.0      $  2.0     $ 88.5      $ 19.3   $ 21.8   $ 23.3   $ 26.5
    Group Share of Interest Expense of
       Affiliates (1)
         Camden Venture                          2.2        --           0.6       --           5.4      7.0      7.4      8.2
         Bayonne Venture                         3.3         2.6         0.7        5.8         6.8      7.0      7.7      7.6
    Portion of Rent Expense Representative
       of Interest Factor                       --          --          --         --           0.1      0.1      0.2      0.1
                                              ------      ------      ------     ------      ------   ------   ------   ------
    Total Fixed Charges                       $ 51.8      $ 45.6      $  3.3     $ 94.3      $ 31.6   $ 35.9   $ 38.6   $ 42.4
                                              ======      ======      ======     ======      ======   ======   ======   ======
INCOME FOR FIXED CHARGE COVERAGE PLUS
    TOTAL FIXED CHARGES                       $ 33.6      $ 31.4      $(52.6)    $ 65.3      $116.0   $112.1   $116.0   $125.7
                                              ======      ======      ======     ======      ======   ======   ======   ======
FIXED CHARGE COVERAGE (Income for Fixed
    Charge Coverage Plus Total Fixed
    Charges divided by Total
    Fixed Charges)                               0.7         0.7       (16.0)       0.7         3.7      3.1      2.9      3.0
                                              ======      ======      ======     ======      ======   ======   ======   ======
(1) The Company's / Group's share of
    interest expense of affiliates is
    computed as follows (millions of
    dollars, except as noted):

    Camden Venture Interest Expense           $  3.3      $  2.8      $  0.7    $  6.2       $  7.4   $  7.7   $  8.2   $  8.4
    % of earnings allocated to Group            67.7%       --          80.7%     --           72.8%    91.2%    93.8%    97.1%
    Company's / Group's Share of Camden
        Venture Interest Expense              $  2.2      $ --        $  0.6    $ --         $  5.4   $  7.0   $  7.7   $  8.2


    Bayonne Venture Interest Expense          $  3.6      $  2.8      $  0.8    $  6.4       $  7.7   $  8.1   $  8.5   $  8.8
    % of earnings allocated to Group            91.8%       91.8%       91.8%     91.8%        88.1%    86.5%    86.5%    86.5%
    Company's / Group's Share of Bayonne
        Venture Interest Expense              $  3.3      $  2.6      $  0.7    $  5.8       $  6.8   $  7.0   $  7.4   $  7.6
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